EXHIBIT 10.20



                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT, dated as of the 15th day of July, 1996, between and among JACK W. NICKLAUS ("JWN"); GOLDEN BEAR INTERNATIONAL, INC., a Florida corporation ("GBI"); Richard P. Bellinger and Barbara B. Nicklaus, as Trustees of the THE JACK W. NICKLAUS II TRUST u/a dated as of the 23rd day of September, 1982, as amended and restated; THE STEVEN C. NICKLAUS TRUST u/a dated as of the 20th day of June, 1984, as amended and restated; THE NANCY J. NICKLAUS TRUST u/a dated as of the 5th day of May, 1986, as amended and restated; THE GARY T. NICKLAUS TRUST u/a dated as of the 15th day of January, 1990 as amended and restated: and THE MICHAEL S. NICKLAUS TRUST u/a dated as of the 28th day of November, 1990 (each a "Shareholder" and collectively the "Shareholders"); and GOLDEN BEAR GOLF, INC. a Florida corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Shareholders are currently the owners and holders of Class "A" voting and Class "B" non-voting common stock of Golden Bear Golf Centers, Inc. ("GBGC"), and are parties to that certain Shareholders' Agreement of GBGC dated as of December 7, 1992, as amended by Amendment dated June 6, 1996 (the "Old Shareholders Agreement") which contains certain restrictions upon transferability and authorizes JWN to exercise all voting rights appurtenant to such common stock of GBGC;

         WHEREAS, the Shareholders are also currently the owners and holders of Class "B" non-voting common stock of Paragon Golf Construction, Inc. ("Paragon"), and are parties to that certain Shareholders' Agreement of Paragon dated as of December 11, 1992;

         WHEREAS, the Shareholders have agreed, pursuant to an Agreement and Plan of Reorganization dated June 6, 1996, to exchange the shares of GBGC common stock and Paragon common stock owned and held by them for shares of the Class "B" voting common stock of the Company (the "Shares");

         WHEREAS, under the GBGC Shareholders Agreement, the Shareholders have agreed with JWN that, as a condition to JWN's approval of any corporate reorganization, they would enter into a restrictive agreement providing for continuation of the voting arrangements under the GBGC Shareholders Agreement and for continuing restrictions upon the transfer of any shares received or receivable in exchange for the common stock of GBGC held under the GBGC Shareholders Agreement;

         WHEREAS, as a further condition to the proposed reorganization, the parties have agreed to maintain their relative position as set forth in the Paragon Shareholders Agreement, and to enter into a restrictive agreement maintaining the non-voting

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position of the Shareholders under the Paragon Shareholders Agreement and providing continuing restrictions upon the transfer of any shares received or receivable in exchange for the common stock of Paragon held under the Paragon Shareholders Agreement;

         WHEREAS, in contemplation of the effectuation of the public offering contemplated by the Agreement and Plan of Reorganization, the Shareholders, JWN and GBI, as the other holders of Class "B" common stock of the Company, and the Company have entered into this Agreement with respect to the rights of the Shareholders to vote and transfer the Shares, such Agreement to be effective as provided below and to continue thereafter as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein, and intending to be legally bound, the parties agree as follows:

         1. EFFECTIVE DATE. This Agreement shall become effective only upon the issuance by the Company of the Shares to the Shareholders pursuant to the Agreement and Plan of Reorganization, and such effectiveness shall be a simultaneous condition to the delivery of such Shares to the Shareholders. If the Reorganization is not consummated and the Agreement and Plan of Reorganization is terminated as provided therein, then this Agreement shall be null and void and of no further force and effect.

         2. RESTRICTION ON TRANSFER. Except as otherwise provided in this Agreement, no Shareholder shall assign, encumber, pledge, transfer, or otherwise dispose of any of the Shares to any person without first receiving the written consent of the other Shareholder(s) during the applicable holding period under Rule 144 promulgated by the Securities and Exchange Commission, or any subsequent securities regulation which expressly supersedes such Rule. The restriction on transfer set forth in this Section 1, shall not apply to: (i) the delivery of the Shares by a Shareholder to JWN as substitute collateral security for a loan from JWN to such Shareholder evidenced by a Promissory Note and Security Agreement dated as of June 6, 1996 (the "Loan(s)"), or (ii) any assignment, conveyance or disposition of Shares to JWN or GBI or another party qualified to hold Class "B" common stock of the Company, provided that such transfer is made in full compliance with the further terms and restrictions of this Agreement and all applicable securities regulations.

         3. OPTION RIGHTS UPON PROPOSED TRANSFER OF SHARES. Unless otherwise agreed by the parties to this Agreement, no Shareholder shall assign, encumber, pledge, transfer, or otherwise dispose of any of his Shares to any person, or tender any of his Shares to the Company for conversion into shares of Class "A" common stock, without first offering to sell such Shares to the other holders of the Class "B" common stock in accordance with the provisions of this Section. Notwithstanding the foregoing, the option rights set forth in this Section 2, shall not apply to any assignment, encumbrance, pledge, transfer or other disposition of the Shares to any


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trust established for the benefit of JWN, his wife Barbara B. Nicklaus ("BBN"), or the beneficiary of a transferor Shareholder trust or his lineal descendants, provided that: (i) such trust is duly established and qualified with the Company as a holder or potential holder of the Class "B" common stock of the Company, and (ii) the trustees of such trust shall acknowledge and agree to be bound by this Agreement as a holder or potential holder of such Shares prior to the time record ownership or a security interest in such Shares is conveyed to such person.

         (a) Any Shareholder desiring to enter into a transaction subject to this Section (a "Transferor") shall give written notice of such intention (the "Notice") to the other Shareholders, GBI and JWN, which Notice shall set forth the name and address of the prospective purchaser or lienor, the number of Shares involved in the proposed transaction, and the terms of such proposed transaction. Any Notice given under this subsection shall constitute an offer to sell all of the Shares identified in such Notice (the "Option Shares") to the recipients of such Notice at the Market Price determined in accordance with subsection (d), below, which offer may be accepted at the successive options of such recipients as set forth below.

         (b) The other Shareholders shall have the first option, which option shall be exercised within thirty (30) days after their receipt of the Notice, to purchase all of Option Shares from the Transferor. Such option rights shall be divided between the Shareholders on a PRO RATA basis in proportion to the number of Shares held by each of them. If any Shareholder fails or declines to exercise its first option to purchase such Shareholder's part of the Option Shares within the time provided above, the others of them shall have the right, by written notice to the Transferror given within fifteen (15) days of the termination of such period, to either: (i) rescind their exercise of the option to purchase Option Shares, or (ii) exercise an option to purchase their PRO RATA portion of the remainder of such Option Shares.

         (c) In the event the other Shareholders fail to exercise sufficient options to purchase all of the Option Shares on the terms and conditions set forth in subsection (b), above, GBI shall have the second option to purchase any of the Option Shares not subject to a binding purchase commitment under subsection (b), which option must be exercised by written notice given by GBI to the Transferror not later than fifteen (15) days after the expiration of the first option granted under such subsection, including the fifteen (15) day period provided for acquiring Option Shares not committed during the initial thirty (30) day option period if any such options are exercised by the Shareholders. In the event that GBI fails to exercise its option to purchase all of the remaining Option Shares during such fifteen (15) day period, JWN shall have the third option to purchase any of such Option Shares which are not subject to a binding commitment to purchase by GBI and/or the other Shareholders, which option shall be exercised by written notice given by JWN to the Transferror not later than fifteen (15) days after the expiration of the second option granted to GBI under this subsection.

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

           (d) In the event that the other Shareholders, GBI and JWN fail or decline to exercise their option rights under subsections (a) and (b) above, with respect to all of the Option Shares, the Transferror may thereafter transfer any Option Shares not subject to a binding exercise of such options to such persons and upon such terms and conditions as are identified in the Notice, at which time it is acknowledged that such Shares shall be converted to Class "A" common stock of the Company in accordance with the requirements of its Articles of Incorporation and Bylaws, and upon such conversion, shall be deemed released from the requirements and restrictions of this Agreement. Unless a permitted transfer under this Section is completed within one hundred twenty
(120) days of the date of the Notice, the Option Shares shall become subject once again to the provisions of this Section, and the Transferror shall be bound to renew its offer to the other Shareholders, GBI and JWN as required by this
Section in order to complete any subsequent sale or transfer of such Option Shares.

         (e) It is understood that no market presently exists or is expected to exist for the Class "B" common stock of the Company, due to the restrictions imposed upon qualified holders of such stock and the fact that it has not been registered by the Company for sale to the general public. For that reason, the "Market Price" of the Shares for purposes of this Agreement shall be deemed to be a per share price equal to: (i) the average closing price of the Company's Class "A" common stock on NASDAQ or any other recognized securities market on which such stock is actively traded for the ten (10) day period immediately following the date of the Transferror's Notice offering such Shares, if the Company's Class "A" common stock is actively traded on a market during such period, (ii) the average between the most recent bid and offer price quoted prior to the date of such Notice for the Company's Class "A" common stock on a Qualifying Electronic Quotation System recognized by the Securities and Exchange Commission, if such quotations are made within the ten (10) days preceding such date, or (iii) if no such trading activities or market quotations are available, an amount equal to the net book value of such Shares as of the Company's most recent quarterly financial statements preceding the date of such Notice.

         4. PURCHASE OPTION UPON DISQUALIFICATION. Upon the "Disqualification" of any Shareholder, which shall be defined as the declaration or adjudication of bankruptcy of a Shareholder, the legal termination of the trust under which such Shareholder holds the Shares, or the occurrence of any other event which, unless promptly remedied by the Shareholder, would permit the Company to terminate the special voting rights accorded to the Shares and convert the Shares into Class "A" common stock, the other Shareholders, GBI and JWN shall have the option to purchase all Shares then held by such Shareholder and/or its legal representatives or distributees as the case may be (the "Disqualified Shares") at the Market Price, which options shall be exercised as provided in this
Section 4.

           (a) The other Shareholders shall have the first option to purchase all of the Disqualified Shares from the holders thereof, which option shall be exercised by written notice given to such holders within the last to expire of:
(i) thirty (30) days after receipt


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by the Shareholders, GBI, and JWN of written notice of the disqualifying event and the identities and interests of the holders of the Disqualified Shares and any legal representatives appointed for them, or (ii) sixty (60) days after the date of the disqualifying event. Such option rights shall be divided between the Shareholders on a PRO RATA basis in proportion to the number of Shares held by each of them. If any Shareholder fails or declines to exercise its first option to purchase such Shareholder's part of the Disqualified Shares within the time provided above, the others of them shall have the right, by written notice to the holders of such shares given within fifteen (15) days of the termination of such period, to either: (i) rescind their exercise of the option to purchase Disqualified Shares, or (ii) exercise an option to purchase their PRO RATA portion of the remainder of such Disqualified Shares.

         (c) In the event the other Shareholders fail to exercise sufficient options to purchase all of the Disqualified Shares on the terms and conditions set forth in subsection (a), above, GBI shall have the second option to purchase any of the Disqualified Shares not subject to a binding purchase commitment under subsection (a), which option must be exercised by written notice given by GBI to the holders of such shares or the legal representatives not later than fifteen (15) days after the expiration of the first option granted under such subsection, including the fifteen (15) day period provided for acquiring Disqualified Shares not committed during the initial thirty (30) day option period if any such options are exercised by the Shareholders. In the event that GBI fails to exercise its option to purchase all of the remaining Disqualified Shares during such fifteen (15) day period, JWN shall have the third option to purchase any of such Disqualified Shares which are not subject to a binding commitment to purchase by GBI and/or the other Shareholders, which option shall be exercised by written notice given by JWN to the holders of such shares or their legal representatives not later than fifteen (15) days after the expiration of the second option granted to GBI under this subsection.

         (c) Notwithstanding any of the foregoing, any Shares held by a Shareholder, which at the time of its Disqualification are subject to a binding commitment of purchase or sale pursuant to another Section of this Agreement, shall be purchased pursuant thereto. Any other Shares held by a Shareholder at the time of its Disqualification, whether or not the subject of any offer not accepted at the time of such Disqualification, shall be deemed Disqualified Shares and disposed of in accordance with the provisions of this Section.

         5. CLOSINGS. The closing of any purchase or sale of Shares contemplated by this Agreement shall take place at the office of the Corporation's legal counsel at the time selected by the Secretary of the Company, subject to the terms of this Agreement. At such closing, the purchase price shall be paid in cash by the purchasers of Shares in exchange for the tender and conveyance of the Shares by the sellers of Shares, unless other terms of payment and delivery are mutually agreed in writing by the purchasers and sellers of the Shares. Any purchase and sale permitted under this Agreement shall be subject to the rights of JWN under any Loan secured by a pledge of the Shares


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subject to such transfer, and his consent to such transfer as a secured party may be conditioned upon payment in full of the outstanding balance of any such Loan, the assumption of such Loan by the purchasers of such Shares, or the receipt by him of such assurances of performance and discharge of the obligations of the selling Shareholder under such Loan as JWN may reasonably require. In the event that JWN exercises an option to purchase any Shares under this Agreement, the Shareholders agree that JWN shall be entitled to offset the balance of such indebtedness, including outstanding principal and interest accrued through the closing date, against the purchase price due from him for such Shares. If the purchase price due from JWN exceeds the balance of such Loan, JWN shall be required only to pay the net amount due for the Shares purchased by him after application of such offset. If such purchase price is less than the balance of such Loan, the Shareholder shall receive credit against the Loan to the full amount of the purchase price. At closing, the sellers of Shares shall provide the purchasers and the Company with such documents and instruments as are necessary to convey all right, title and interest in the Shares to the purchasers, free and clear of any liens or encumbrances other than the pledge securing the Loan to such Shareholder, if such Loan remains outstanding. The parties agree that the cash paid by the purchasers of Shares under this Section other than JWN shall first be applied to fully pay and discharge the balance of any Loan which remains outstanding, with the balance after satisfaction of such Loan and release of the Shares therefrom to be paid over to the sellers of such Shares as their interests may appear. By executing this Agreement, JWN, the Shareholders and their successors in interest with respect to the Loans hereby agree that counsel for the Company shall be entitled to receive such documents and instruments in escrow as may be required to close a conveyance of Shares subject to the pledge created by a Loan, in which event the parties purchasing such Shares under this Agreement shall deposit the purchase price in escrow for disbursement as provided in this Section, at which point the Shares will be conveyed free and clear of the lien of such pledge and the original Promissory Note and Security Agreement reflecting such Loan to the Shareholder shall be returned marked paid in full.

         6. GRANT OF VOTING RIGHTS TO JWN; SUCCESSION. The Shareholders owning and holding any shares of Class "B" voting common stock hereby assign to JWN all of their right to vote the Shares on any and all corporate matters on which the Shareholders are entitled to vote, including without limitation, the election of directors, the sale of all or substantially all of the assets of the Company, or any merger or consolidation with another company. In the event of the death or incompetence of JWN, the Shareholders agree that GBI shall succeed to all of the voting rights assigned to JWN hereunder, and that the Board of Directors of GBI shall be entitled to exercise such voting rights thereafter during the term of this Agreement unless otherwise agreed by the Shareholders. The Shareholders, upon demand by the party holding voting rights in the Class "B" common stock hereunder, shall deliver appointment forms irrevocably appointing such party as a proxy to vote at all meetings and upon all matters subject to vote by the Shareholders, such proxy being coupled with an interest as set forth in Florida Statute 607.0722(5)(e). The Shareholders acknowledge that their


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relinquishment of all of their right to vote the Shares is a material inducement to their admission as shareholders of the Company and their obligations hereunder may be specifically enforced by JWN and GBI.

         7. ENDORSEMENT OF CERTIFICATES. All of the Shares shall bear the following endorsement:

         "This certificate is transferable only upon compliance with the provisions of an agreement dated as of July 15, 1996 among the holder and others, a copy of which is on file in the office of the Secretary of the issuer."

All certificates for Shares hereafter issued to the Shareholders shall bear the same endorsement.

         8. APPLICABILITY TO OTHER STOCK HELD BY SHAREHOLDERS. It is understood and agreed that the provisions of this Agreement shall be deemed to apply to the Shares held by the Shareholders, and to any other securities hereafter received or receivable by the Shareholders during the term of this Agreement with respect to the Shares, including, without limitation, any securities received as a result of a share dividend or other distribution of securities or as a result of any recapitalization, reorganization or exchange transaction involving such Shares. This Agreement shall not apply to any shares of the Company's Class A common stock acquired by the Shareholders after the date of this Agreement, or any other securities hereafter received or receivable by the Shareholders with respect to such shares of the Company, including, without limitation, any shares acquired as a result of the purchase of such shares on the open market.

         9. SPECIFIC PERFORMANCE. The Shareholders agree that they would be irreparably damaged if the terms of this Agreement were not capable of being specifically enforced. For this reason the Shareholders agree that the terms of this Agreement shall be specifically enforceable. The Shareholders further agree that any sale or disposition, including an involuntary transfer or a transfer by operation of law, that does not strictly comply with the terms and conditions of this Agreement may be specifically restrained.

         10. FURTHER ASSURANCES. The Shareholders agree that upon the issuance of the Shares by the Company, each Shareholder shall do all things, and execute and deliver all papers, instruments and documents and perform any further acts necessary to carry out the provisions of this Agreement.

         11.      MISCELLANEOUS.

         (a) NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing by certified mail or recognized commercial courier service, which shall be addressed to


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the Company at its principal offices and to JWN and the Shareholders at the addresses given by them on the signature page of this Agreement, or to such other address as may be designated by a party in a written notice meeting the requirements of this Section. Any notice given under this Section shall be deemed effective three (3) days following the date of its deposit with the United States Postal Service, if sent by mail, or on the date of its confirmed receipt at the address of the recipient if sent by courier service.

         (b) SEVERABILITY. If any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

         (c) CONSTRUCTION. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular, and use of any gender shall include all genders. The paragraph headings in this Agreement are for convenience of reference only and shall not be used as an aid in the construction of any provision. This Agreement shall be deemed to have been prepared by each of the parties and there shall be no canon of construction applied hereto for or against any party by reason of the preparation hereof.

         (d) GOVERNING LAW. This Agreement has been executed in and shall be governed by and construed in accordance with the internal laws of the state of Florida, notwithstanding conflicts of laws rules which might otherwise be applied.

         (e) SUCCESSORS AND ASSIGNS. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding on the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties. Each Shareholder agrees that he will not attempt or purport to grant any beneficial interest in his Shares, or hypothecate or otherwise create or permit to exist any lien, claim, or encumbrance upon any of the Shares at any time subject to this Agreement, other than the encumbrances created by this Agreement or an encumbrance permitted hereby.

         (f) ENTIRE AGREEMENT; WAIVER AND AMENDMENT. This Agreement contains the entire understanding between the parties concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement cannot be changed or modified except in a written document signed by all of the parties which recites the intention of the parties to amend this Agreement and sets forth the specific changes and modifications to be made thereby. No waiver of any right granted or release of any obligation imposed by this Agreement shall be effective unless made in a writing signed by the party sought to be charged therewith.

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         (g) COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, and in making proof of this Agreement it shall not be necessary to produce or account for more than one fully executed counterpart hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Attest:                                 GOLDEN BEAR GOLF, INC.




________________________________        By:
Secretary                               Richard P. Bellinger
                                        President


GOLDEN BEAR INTERNATIONAL, INC.



By:_____________________________
      Jack P. Bates                     Jack W. Nicklaus



                                        SHAREHOLDERS:


                                        THE JACK W. NICKLAUS II TRUST u/a
                                        dated September 23, 1982


                                        By:
                                             Richard P. Bellinger, as Trustee
                                             and not Individually

                                        THE STEVEN NICKLAUS TRUST u/a
                                        dated as of June 20, 1984


                                        By:
                                             Barbara B. Nicklaus, as Trustee
                                             and not Individually


                                        By:
                                             Richard P. Bellinger, as Trustee
                                             and not Individually

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                                        THE NANCY J. NICKLAUS TRUST u/a
                                        dated as of May 5, 1986


                                        By:
                                             Barbara B. Nicklaus, as Trustee
                                             and not Individually


                                        By:
                                             Richard P. Bellinger, as Trustee
                                             and not Individually


                                        THE GARY T. NICKLAUS TRUST u/a
                                        dated as of January 15, 1990


                                        By:
                                             Barbara B. Nicklaus, As Trustee
                                             and not Individually


                                        By:
                                             Richard P. Bellinger, As Trustee
                                             and not Individually




                                        THE MICHAEL S. NICKLAUS TRUST
                                        u/a dated as of November 28, 1990


                                        By:
                                             Barbara B. Nicklaus, as Trustee
                                             and not Individually


                                        By:
                                             Richard P. Bellinger, as Trustee
                                             and not Individually

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